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                          REGISTRATION RIGHTS AGREEMENT

                                  by and among

                             ARLINGTON TANKERS LTD.,

                               CM V-MAX I LIMITED,

                              CM V-MAX II LIMITED,

                                OCEANSPIRIT LTD.,

                                 OCEANSONG LTD.,

                                 PANISLAND LTD.

                                AND PANOCEAN LTD.

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                           Dated as of [       ], 2004

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         REGISTRATION RIGHTS AGREEMENT, dated as of [      ], 2004, by and among
Arlington Tankers Ltd., a Bermuda company (the "Company"), CM V-MAX I Limited, a
Bermuda company ("CM V-MAX I"), CM V-MAX II Limited, a Bermuda company ("CM
V-MAX II"), Oceanspirit Ltd., a Bermuda company ("Oceanspirit"), Oceansong Ltd., a Bermuda company ("Oceansong"), Panisland Ltd., a Bermuda company ("Panisland")
and Panocean Ltd., a Bermuda company ("Panocean") (each a "Shareholder" and collectively, the "Shareholders").

         In consideration of the mutual covenants and agreements herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

         1.   CERTAIN DEFINITIONS.

         In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

         "Affiliate" of any Person means any other Person which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term "control" (including the terms "controlling," "controlled by" and "under common control with") as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such
Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agreement" means this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Registration Rights Agreement as the same may be in effect at the time such reference becomes operative.

         "Common Shares" means common shares, par value $0.01 per share, of the
Company and any other shares into which such shares are converted pursuant to a recapitalization or reorganization.

         "Company" has the meaning set forth in the introductory paragraph.

         "Demand Registration" has the meaning set forth in Section 2(a) hereof.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Governmental Entity" means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

         "Holder" means any holder of record of Registrable Common Shares and any transferees of such Registrable Common Shares from such Holders. For purposes of this Agreement, the Company may deem and treat the registered holder of Registrable

Common Shares as the Holder and absolute owner thereof, and the Company shall not be affected by any notice to the contrary.

         "Initiating Holders" has the meaning set forth in Section 2(a) hereof.

         "IPO" means the sale in an underwritten initial public offering registered under the Securities Act of Common Shares.

         "Memoranda of Agreement" means the following memoranda of agreement, each dated as of the date hereof, between: (i) Panocean and Compatriot Ltd., a
Bermuda company, for the purchase and sale of the Stena Compatriot, (ii)
Panisland and Companion Ltd., a Bermuda company, for the purchase and sale of the Stena Companion, (iii) Oceansong and Consul Ltd., a Bermuda company, for the purchase and sale of the Stena Consul, (iv) Oceanspirit and Concord Ltd., a
Bermuda company, for the purchase and sale of the Stena Concord, (v) CM V-Max I and Vision Ltd., a Bermuda company, for the purchase and sale of the Stena
Vision and (vi) CM V-Max II and Victory Ltd., a Bermuda company, for the purchase and sale of the Stena Victory.

         "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, Governmental
Entity or any other entity.

         "Piggyback Registration" has the meaning set forth in Section 3(a)
hereof.

         "Prospectus" means the prospectus or prospectuses included in any
Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable
Common Shares covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

         "Registrable Common Shares" means the Common Shares delivered to the
Shareholders or affiliates of the Shareholders pursuant to the Memoranda of
Agreement; provided, however, Registrable Common Shares shall not include any securities sold by a Person to the public either pursuant to a Registration
Statement or Rule 144.

         "Registration Expenses" has the meaning set forth in Section 6(a)
hereof.

         "Registration Statement" means any registration statement of the
Company which covers any of the Registrable Common Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration
Statement.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Shareholders" has the meaning set forth in the introductory paragraph.

         "Suspension Notice" has the meaning set forth in Section 5(f) hereof.

         "underwritten registration or underwritten offering" means a registration in which securities of the Company are sold to underwriters for reoffering to the public.

         "Withdrawn Demand Registration" has the meaning set forth in Section
2(g) hereof.

         2.   DEMAND REGISTRATIONS.

         (a) Right to Request Registration. At any time 270 days following the
IPO, any Holder or Holders may request registration under the Securities Act
("Initiating Holders") of all or part of the Registrable Common Shares ("Demand
Registration"); provided, that each Demand Registration be at least equal to 10%
of the Company's outstanding common shares following the IPO.

         Within 10 days after receipt of any such request for Demand
Registration, the Company shall give written notice of such request to all other
Holders of Registrable Common Shares and shall, subject to the provisions of
Section 2(d) hereof, include in such registration all such Registrable Common
Shares with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice.

         (b) Number of Demand Registrations. Subject to the provisions of
Section 2(a), the Initiating Holders of Registrable Common Shares shall collectively be entitled to request an aggregate of three (3) Demand
Registrations. A registration shall not count as one of the permitted Demand
Registrations (i) until it has become effective, (ii) if the Initiating Holders requesting such registration are not able to register at least 50% of the
Registrable Common Shares requested by such Initiating Holder to be included in such registration or (iii) in the case of a Demand Registration that would be the last permitted Demand Registration requested hereunder, if the Initiating
Holder requesting such registration is not able to register all of the
Registrable Common Shares requested to be included by such Initiating Holder in such registration.

         (c) Priority on Demand Registrations. Except as provided in Section
2(g), the Company shall not include in any Demand Registration any securities which are not Registrable Common Shares without the written consent of the
Holders of a majority of the shares of Registrable Common Shares to be included in such registration, or, if such Demand Registration is an underwritten offering, without the written consent of the managing underwriters. If the managing underwriters of the requested Demand Registration advise the Company in writing that in their opinion the number of shares of Registrable Common Shares proposed to be included in any such registration exceeds the number of securities which can be sold in such offering and/or that the number of shares of Registrable Common Shares proposed to be included in any such registration would adversely affect the price per share of the Company's equity securities to be sold in such offering, the Company shall include in such registration only the number of shares of

Registrable Common Shares which in the opinion of such managing underwriters can be sold. If the number of shares which can be sold is less than the number of shares of Registrable Common Shares proposed to be registered, the amount of
Registrable Common Shares to be so sold shall be allocated pro rata among the
Holders of Registrable Common Shares desiring to participate in such registration on the basis of the amount of such Registrable Common Shares initially proposed to be registered by such Holders. If the number of shares which can be sold exceeds the number of shares of Registrable Common Shares proposed to be sold, such excess shall be allocated pro rata among the other holders of securities, if any, desiring to participate in such registration based on the amount of such securities initially requested to be registered by such holders or as such holders may otherwise agree.

     (d) Restrictions on Demand Registrations. The Company shall not be obligated to effect any Demand Registration within three months after the effective date of a previous Demand Registration, or a previous registration under which the Initiating Holders had piggyback rights pursuant to Section 3 hereof wherein the Initiating Holders were permitted to register, and actually sold, at least 50% of the shares of Registrable Common Shares requested to be included therein. The Company may postpone for up to ninety (90) days the filing or the effectiveness of a Registration Statement for a Demand Registration if,
based on the good faith judgment of the Company's board of directors, such postponement or withdrawal is necessary in order to avoid premature disclosure of a matter the board has determined would not be in the best interest of the
Company to be disclosed at such time; provided, however, that in no event shall the Company withdraw a Registration Statement after such Registration Statement has been declared effective; and provided, further, however, that in the event described above, the Initiating Holders requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand
Registrations. The Company shall provide written notice to the Initiating
Holders requesting such Demand Registration of (x) any postponement or withdrawal of the filing or effectiveness of a Registration Statement pursuant to this Section 2(d), (y) the Company's decision to file or seek effectiveness of such Registration Statement following such withdrawal or postponement and (z)
the effectiveness of such Registration Statement. The Company may defer the filing of a particular Registration Statement pursuant to this Section 2(d) only once during any twelve-month period.

     (e) Selection of Underwriters. If any of the Registrable Common Shares
covered by a Demand Registration are to be sold in an underwritten offering, the
Initiating Holders shall have the right to select the managing underwriter(s) to administer the offering subject to the approval of the Company, which will not be unreasonably withheld.

     (f) Other Registration Rights. The Company shall not grant to any Person the right, other than as set forth herein, to request the Company to register any securities of the Company except such rights as are not more favorable than or inconsistent with the rights granted to the Holders herein. In the event the
Company grants rights which are more favorable, the Company will make such provisions available to the Holders and will enter into any amendments necessary to confer such rights on the Holders.

     (g) Effective Period of Demand Registrations. After any Demand Registration
filed pursuant to this Agreement has become effective, the Company shall use its best efforts to keep such Demand Registration effective for a period equal to
180 days from the date on which the SEC declares such Demand Registration effective (or if such Demand Registration is not effective during any period within such 180 days, such 180-day period shall be extended by the number of days during such period when such Demand Registration is not effective), or such shorter period which shall terminate when all of the Registrable Common Shares covered by such Demand Registration have been sold pursuant to such Demand
Registration. If the Company shall withdraw any Demand Registration pursuant to
Section 2(d) (a "Withdrawn Demand Registration"), the Initiating Holders of the
Registrable Common Shares remaining unsold and originally covered by such
Withdrawn Demand Registration shall be entitled to a replacement Demand
Registration which (subject to the provisions of this Section 2) the Company shall use its best efforts to keep effective for a period commencing on the effective date of such Demand Registration and ending on the earlier to occur of the date (i) which is 180 days from the effective date of such Demand
Registration and (ii) on which all of the Registrable Common Shares covered by such Demand Registration have been sold. Such additional Demand Registration otherwise shall be subject to all of the provisions of this Agreement.

     3.   PIGGYBACK REGISTRATIONS.

     (a) Right to Piggyback. If at any time following the IPO the Company proposes to register any of its common equity securities under the Securities
Act (other than a registration statement on Form S-8 or on Form F-4 or any similar successor forms thereto), whether for its own account or for the account of one or more shareholders of the Company, and the registration form to be used may be used for any registration of Registrable Common Shares (a "Piggyback
Registration"), the Company shall give prompt written notice (in any event within 10 days after its receipt of notice of any exercise of other demand registration rights) to all Holders of its intention to effect such a registration and, subject to Sections 3(b) and 3(c), shall include in such registration all Registrable Common Shares with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion.

     (b) Priority on Primary Registrations. If a Piggyback Registration is an
underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering and/or that the number of shares of
Registrable Common Shares proposed to be included in any such registration would adversely affect the price per share of the Company's equity securities to be sold in such offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Common
Shares requested to be included therein by the Holders, pro rata among the
Holders of such Registrable Common Shares on the basis of the number of shares requested to be registered by such Holders, and (iii) third, other securities requested to be included in such registration pro rata among the holders of such securities on the basis of the number of shares requested to be registered by such holders or as such holders may otherwise agree.

     (c) Priority on Secondary Registrations. If a Piggyback Registration is an
underwritten secondary registration on behalf of a holder of the Company's securities other than Registrable Common Shares, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering and/or that the number of shares of Registrable Common
Shares proposed to be included in any such registration would adversely affect the price per share of the Company's equity securities to be sold in such offering, the Company shall include in such registration (i) first the securities requested to be included therein by the holders requesting such registration and the Registrable Common Shares requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of shares requested to be registered by such holders, and (ii) second, other securities requested to be included in such registration pro rata among the holders of such securities on the basis of the number of shares requested to be registered by such holders or as such holders may otherwise agree.

     (d) Selection of Underwriters. If any Piggyback Registration is an
underwritten primary offering, the Company shall have the right to select the managing underwriter or underwriters to administer any such offering.

     (e) Other Registrations. If the Company has previously filed a Registration
Statement with respect to Registrable Common Shares, and if such previous registration has not been withdrawn or abandoned, the Company shall not be obligated to cause to become effective any other registration of any of its securities under the Securities Act, whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least three months has elapsed from the effective date of such previous registration.

     4.    HOLDBACK AGREEMENTS.

     (a) The Company agrees not to effect any sale or distribution of any of its equity securities during the 10 days prior to and during the 180 days beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or F-4 or any successor forms thereto) unless the underwriters managing the offering otherwise agree to a shorter period.

     5.    REGISTRATION PROCEDURES.

     (a) Whenever the Holders request that any Registrable Common Shares be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration and the sale of such Registrable Common Shares in accordance with the

intended methods of disposition thereof, and pursuant
thereto the Company shall as expeditiously as possible:

               (i) prepare and file with the SEC a Registration Statement with respect to such Registrable Common Shares and use its best efforts to cause such Registration Statement to become effective as soon as practicable thereafter; and before filing a Registration Statement or
          Prospectus or any amendments or supplements thereto, furnish to the
          Holders of Registrable Common Shares covered by such Registration
          Statement and the underwriter or underwriters, if any, copies of all such documents proposed to be filed, including documents incorporated by reference in the Prospectus and, if requested by such Holders, the exhibits incorporated by reference, and such Holders shall have the opportunity to object to any information pertaining to such Holders that is contained therein and the Company will make the corrections reasonably requested by such Holders with respect to such information prior to filing any Registration Statement or amendment thereto or any
          Prospectus or any supplement thereto;

               (ii) prepare and file with the SEC such amendments and
          supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration
          Statement effective for a period of not less than 180 days, in the case of a Demand Registration or such shorter period as is necessary to complete the distribution of the securities covered by such
          Registration Statement and comply with the provisions of the
          Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

               (iii) furnish to each seller of Registrable Common Shares such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration
          Statement (including each preliminary Prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Common Shares owned by such seller;

               (iv) use its best efforts to register or qualify such Registrable
          Common Shares under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Common Shares owned by such seller
          (provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (d), (ii)
          subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

               (v) notify each seller of such Registrable Common Shares, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Common Shares, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

               (vi) in the case of an underwritten offering, enter into such customary agreements (including underwriting agreements in customary form with customary indemnification provisions) and take all such other actions as the Holders of a majority of the Registrable Common
          Shares being sold or the underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Common
          Shares (including, without limitation, making members of senior management of the Company available to participate in, and cause them to cooperate with the underwriters in connection with, "road-show" and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Common Shares)) and cause to be delivered to the underwriters and the sellers, if any, opinions of counsel to the Company in customary form, covering such matters as are customarily covered by opinions for an underwritten public offering as the underwriters may request and addressed to the underwriters and the sellers;

               (vii) make available, for inspection by any seller of Registrable
          Common Shares, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration
          Statement;

               (viii) use its best efforts to cause all such Registrable Common
          Shares to be listed on each securities exchange on which securities of the same class issued by the Company are then listed;

               (ix) if requested, cause to be delivered, immediately prior to the effectiveness of the Registration Statement (and, in the case of an underwritten offering, at the time of delivery of any Registrable
          Common Shares sold pursuant thereto), letters from the Company's independent

          certified public accountants addressed to each selling Holder (unless such selling Holder does not provide to such accountants the appropriate representation letter required by rules governing the accounting profession) and each underwriter, if any, stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent certified public accountants delivered in connection with primary or secondary underwritten public offerings, as the case may be;

               (x) make generally available to its shareholders a consolidated earnings statement (which need not be audited) for the 12 months beginning after the effective date of a Registration Statement as soon as reasonably practicable after the end of such period, which earnings statement shall satisfy the requirements of an earning statement under
          Section 11(a) of the Securities Act; and

               (xi) promptly notify each seller of Registrable Common Shares and the underwriter or underwriters, if any:

                    (1) when the Registration Statement, any pre-effective
                    amendment, the Prospectus or any Prospectus supplement or
                    post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become
                    effective;

                    (2) of any comments of the SEC or of any written request by the SEC for amendments or supplements to the Registration
                    Statement or Prospectus;

                    (3) of the notification to the Company by the SEC of its
                    initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of
                    the Registration Statement; and

                    (4) of the receipt by the Company of any notification with respect to the suspension of the qualification of any
                    Registrable Common Shares for sale under the applicable
                    securities or blue sky laws of any jurisdiction.

     (b) The Company shall ensure that no Registration Statement (including any amendments or supplements thereto and Prospectuses contained therein) shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading (except, with respect to any Holder, for an untrue statement or alleged untrue statement of a material

fact or omission or alleged omission of a material fact made in reliance on and in conformity with written information furnished to the Company by or on behalf of such Holder specifically for use therein).

     (c) The Company shall make available to each Holder whose Registrable
Common Shares are included in a Registration Statement (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of each Registration Statement and any amendment thereto, each preliminary Prospectus and Prospectus and each amendment or supplement thereto, each letter written by or on behalf of the Company to the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), and each item of correspondence from the SEC or the staff of the SEC
(or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), in each case relating to such Registration Statement (other than any portion thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary Prospectus, and all amendments and supplements thereto and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Common Shares owned by such Holder. The Company will promptly notify each Holder by facsimile of the effectiveness of each
Registration Statement or any post-effective amendment. The Company will promptly respond to any and all comments received from the SEC, with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable and shall file an acceleration request as soon as practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the
SEC that any such Registration Statement or any amendment thereto will not be subject to review.

     (d) At all times after the Company has filed a registration statement with the SEC pursuant to the requirements of either the Securities Act or the
Exchange Act, the Company shall file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and take such further action as any Holders may reasonably request, all to the extent required to enable such Holders to be eligible to sell Registrable Common Shares pursuant to Rule 144 (or any similar rule then in effect).

     (e) The Company may require each seller of Registrable Common Shares as to which any registration is being effected to furnish to the Company any other information regarding such seller and the distribution of such securities as the
Company may from time to time reasonably request in writing.

     (f) Each seller of Registrable Common Shares agrees by having its shares treated as Registrable Common Shares hereunder that, upon notice of the happening of any event as a result of which the Prospectus included in such
Registration Statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading (a
"Suspension Notice"), such seller will forthwith discontinue disposition of
Registrable Common Shares for a reasonable length

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of time not to exceed 60 days until such seller is advised in writing by the
Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by Section 5(e) hereof, and, if so directed by the Company, such seller will deliver to the Company (at the
Company's expense) all copies, other than permanent file copies then in such seller's possession, of the Prospectus covering such Registrable Common Shares current at the time of receipt of such notice; provided, however, that such postponement of sales of Registrable Common Shares by the Holders shall not exceed ninety (90) days in the aggregate in any one year. If the Company shall give any notice to suspend the disposition of Registrable Common Shares pursuant to a Prospectus, the Company shall extend the period of time during which the
Company is required to maintain the Registration Statement effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date such seller either is advised by the Company that the use of the Prospectus may be resumed or receives the copies of the supplemented or amended Prospectus contemplated by
Section 5(e). In any event, the Company shall not be entitled to deliver more than three (3) Suspension Notices in any one year.

     6.     REGISTRATION EXPENSES.

     (a) All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, listing application fees, printing expenses, transfer agent's and registrar's fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, and fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the
Company (but not including any underwriting discounts or commissions attributable to the sale of Registrable Common Shares or fees and expenses of counsel representing the Holders of Registrable Common Shares) (all such expenses being herein called "Registration Expenses"), relating to Demand
Registrations shall be borne by the Company to the extent the Registration
Expenses for all Demand Registrations do not exceed USD500,000 in the aggregate.
In the event the Registration Expenses relating to Demand Registrations exceed
USD500,000, such excess shall be borne equally by the Company on the one hand, and the Holders participating in the Demand Registration in which such excess
Registration Expenses are incurred, on the other hand, with such Holders paying their portion of such excess Registration Expenses on a pro rata basis. All
Registration Expenses relating to Piggyback Registrations shall be borne solely by the Company. In addition, the Company shall pay its internal expenses
(including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which they are to be listed.

     (b) The obligation of the Company to bear the expenses described in Section
6(a) shall apply irrespective of whether a registration, once properly demanded, if applicable, becomes effective, is withdrawn or suspended, is converted to another form of

                                       11

registration and irrespective of when any of the foregoing shall occur; provided, however, that Registration Expenses for any Registration
Statement withdrawn solely at the request of a Holder of Registrable Common
Shares (unless withdrawn following postponement of filing by the Company in accordance with Section 2(d)(i) or (ii)) or any supplements or amendments to a
Registration Statement or Prospectus resulting from a misstatement furnished to the Company by a Holder shall be borne by such Holder.

     7.    INDEMNIFICATION.

     (a) The Company shall indemnify, to the fullest extent permitted by law, each Holder, its officers, directors and Affiliates and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in any
Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation or alleged violation by the Company of the
Securities Act, the Exchange Act or applicable "blue sky" laws, except insofar as the same are made in reliance and in conformity with information relating to such Holder furnished in writing to the Company by such Holder expressly for use therein or caused by such Holder's failure to deliver to such Holder's immediate purchaser a copy of the Registration Statement or Prospectus or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished such Holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the
Holders.

     (b) In connection with any Registration Statement in which a Holder of
Registrable Common Shares is participating, each such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or
Prospectus and, shall indemnify, to the fullest extent permitted by law, the
Company, its officers, directors Affiliates, and each Person who controls the
Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration
Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the same are made in reliance and in conformity with information relating to such Holder furnished in writing to the
Company by such Holder expressly for use therein or caused by such Holder's failure to deliver to such Holder's immediate purchaser a copy of the
Registration Statement or Prospectus or any amendments or supplements thereto
(if the same was required by applicable law to be so delivered) after the
Company has furnished such Holder with a sufficient number of copies of the same; provided, however, that the obligation to indemnify shall be several, not joint and several, among

                                       12

such Holders and the liability of each such Holder shall be in proportion to and limited to the net amount received by such Holder from the sale of Registrable
Common Shares pursuant to such Registration Statement.

     (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification, provided that the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to an indemnified party otherwise than under this Section 7 and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party which are in addition to or may conflict with those available to another indemnified party with respect to such claim.
Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder.

     (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.

     (e) If the indemnification provided for in or pursuant to this Section 7 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party's relative intent, knowledge, access to information and opportunity to correct or

                                       13

prevent such statement or omission. In no event shall the liability of any selling Holder be greater in amount than the amount of net proceeds received by such Holder upon such sale or the amount for which such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 7(a) or 7(b) hereof had been available under the circumstances.

     8.    PARTICIPATION IN UNDERWRITTEN REGISTRATIONS.

     No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or
Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

     9.    RULE 144.

     The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as any
Holder may reasonably request to make available adequate current public information with respect to the Company meeting the current public information requirements of Rule 144(c) under the Securities Act, to the extent required to enable such Holder to sell Registrable Common Shares without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule
144 under the Securities Act, as such Rule may be amended from time to time, or
(ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such information and requirements.

     10.    MISCELLANEOUS.

     (a) Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed postage prepaid by registered or certified mail or by facsimile transmission (with immediate telephone confirmation thereafter),

                  If to the Company:

                  Arlington Tankers Ltd.
                  First Floor, The Hayward Building
                  22 Bermudiana Road
                  Hamilton, HM 11
                  Bermuda
                  Facsimile No.: (441) 292-4258

                  If to CM V-MAX I or CM V-MAX II:

                  c/o Concordia Maritime AG

                                       14

                  Bahnhofplatz
                  CH-6300 Zug
                  Switzerland
                  Attention:  Christina Aasa Carlsson
                  Facsimile No.:  +41 41 728 8139

                  If to Panocean, Panisland, Oceanspirit or Oceansong:

                  c/o Stena Bulk AB
                  SE-405 19 Gothenburg
                  Sweden
                  Attention: Jan Sonesson
                  Facsimile No.: +46 31 12 06 51

     If to a transferee Holder, to the address of such Holder set forth in the transfer documentation provided to the Company;

                in each case with copies to (which shall not constitute notice):

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Four Times Square
                           New York, New York 10036-6522
                           Attention:  Michael E. Gizang, Esq.
                           Facsimile No.:  (212) 735-2000

or at such other address as such party each may specify by written notice to the others, and each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered personally, upon receipt of facsimile confirmation if transmitted by facsimile, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

     (b) No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     (c) Expenses. Except as otherwise provided for herein or otherwise agreed to in writing by the parties, all costs and expenses incurred in connection with the preparation of this Agreement shall be paid by the Company.

     (d) Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors

                                       15

and assigns, it being understood that subsequent Holders of the Registrable
Common Shares are intended third party beneficiaries of this Agreement.

     (e) Governing Law. The internal laws, and not the laws of conflicts (other than Section 5-1401 of the General Obligations Law of the State of New York), of
New York shall govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

     (f) Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this
Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the County and State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10(a) shall be deemed effective service of process on such party.

     (g) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY
WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF
OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     (h) Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts (including by facsimile) and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This
Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

     (i) Entire Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.

     (j) Captions. The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any provision of this Agreement.

     (k) Severability. If any term, provision, covenant or restriction of this
Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions

                                       16

of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

     (l) Amendments. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the prior written consent of the holders of a majority of the Registrable Common
Shares (as constituted on the date hereof); provided, however, that without a
Holder's written consent no such amendment, modification, supplement or waiver shall affect adversely such Holder's rights hereunder in a discriminatory manner inconsistent with its adverse effects on rights of other Holders hereunder
(other than as reflected by the different number of shares held by such Holder);
provided, further, that the consent or agreement of the Company shall be required with regard to any termination, amendment, modification or supplement of, or waivers or consents to departures from, the terms hereof, which affect the Company's obligations hereunder. This Agreement cannot be changed, modified, discharged or terminated by oral agreement.

     (m) Aggregation of Shares. All Registrable Common Shares held by or acquired by any Affiliated Persons will be aggregated together for the purpose of determining the availability of any rights under this Agreement.

     (n) Equitable Relief. Without limiting the remedies available, the parties hereto acknowledge that any failure by the Company to comply with its obligations under this Agreement will result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Holder shall have the right to obtain such relief as may be required to specifically enforce the Company's obligations under this
Agreement.

                            [Execution Page Follows]

                                       17

     IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed by each of the parties hereto as of the date first written above.

ARLINGTON TANKERS, LTD.

By:
    --------------------------------
     Name:
     Title:

CM V-MAX I LIMITED

By:
    --------------------------------
     Name:
     Title:

CM V-MAX II LIMITED

By:
    --------------------------------
     Name:
     Title:

OCEANSPIRIT LTD.

By:
    --------------------------------
     Name:
     Title:

OCEANSONG LTD.

By:
    --------------------------------
     Name:
     Title:

                                       18

PANISLAND LTD.

By:
    --------------------------------
     Name:
     Title:

PANOCEAN LTD.

By:
    --------------------------------
     Name:
     Title:

                                       19